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                                                       McDonald's Corporation 41

Exhibit 10(c). McDonald's Corporation
Supplemental Profit Sharing and Savings Plan
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Section 1 Introduction
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1.1  The Plan; the Plan Merger; History.

     (a) The McDonald's Corporation Supplemental Profit Sharing and Savings Plan (the "Plan") as set forth herein is the result of the merger of the McDonald's Profit Sharing Plan Equalization Plan as amended and restated effective January 1, 1996 ("McEqual"), the McDonald's 1989 Executive Equalization Plan as amended and restated effective January 1, 1996 ("McCAP I") and the McDonald's Supplemental Employee Benefit Equalization Plan as amended and restated effective January 1, 1996 ("McCAP II") into the McDonald's Corporation Deferred Income Plan (the "DIP") pursuant to a Merger Document executed by McDonald's Corporation ("McDonald's" or the "Company") as of September 1, 2001 (the "Merger Document"), attached hereto as Exhibit A. The effective date of that merger is January 1, 2002; provided, that this Plan shall be considered to be in effect as of September 1, 2001 for purposes of permitting Participants (as defined below) to make Deferral Elections with respect to compensation that would otherwise be paid to them on or after January 1, 2002 and to make investment elections, Payment Elections, Installment Elections and beneficiary designations to take effect under this Plan on or after January 1, 2002.

     (b) The DIP, formerly known as the McDonald's Corporation Deferred Incentive Plan, was established November 1, 1993. The DIP was amended and restated effective September 1, 1994 and was subsequently amended by the first amendment thereof effective as of February 1, 1996 and the second amendment thereof effective as of August 15, 1996. The DIP was subsequently amended and restated effective several times, including amendments and restatements effective as of January 1, 1997, July 15, 1997, August 1, 1998, December 1, 1998, September 1, 1999 and September 1, 2000.

     (c) McEqual was established, effective January 1, 1989, by the merger, amendment and restatement of the McDonald's Supplemental Employee Benefit Equalization Plan, established effective January 1, 1983, approved by the shareholders on May 19, 1983, and amended and restated effective January 1, 1987, and the McDESOP Equalization Plan, established effective January 1, 1986, approved by the shareholders on May 23, 1986, and amended and restated effective January 1, 1987. McEqual was further amended and restated effective January 1, 1989, January 1, 1990 and January 1, 1996.

     (d) McCAP I was established effective January 1, 1989, and amended and restated from time to time thereafter, with the most recent amendment and restatement being effective January 1, 1996.

     (e) McCAP II (formerly, the McDonald's 1986 Tax Reform Equalization Plan) was amended and restated, effective January 1, 1989, January 1, 1990 and amended and restated, effective January 1, 1996, and provided certain benefits previously provided by McDonald's 1986 Tax Reform Equalization Plan with respect to years before January 1, 1989 and certain additional benefits.

1.2  Purposes and Features of Plan.

     (a) The purposes of the Plan are (i) to provide to certain highly-compensated employees the opportunity to elect to defer compensation under the "Deferred Income Feature" of the Plan, and (ii) to provide, under the "McCAP Feature" of the Plan, certain participants in the McDonald's Corporation Profit Sharing and Savings Plan (the "Profit Sharing Plan") with benefits that they would have received under the Profit Sharing Plan, absent the Limits (as defined in Section 1.2(b) below). These two purposes are implemented under the Plan's two features. The Deferred Income Feature represents a continuation of the DIP. The "Participants" in the Deferred Income Feature shall be a select group of management or highly compensated employees, as more fully provided in Section 2 below. The McCAP Feature represents a continuation of McEqual, McCAP I and McCAP II. The "Participants" in the McCAP Feature shall be certain employees whose employer and/or employee contributions under the Profit Sharing Plan have been or are expected to be limited by the Limits, as more fully provided in Section 3 below.

     (b) The Profit Sharing Plan has, as of September 1, 2001, three main features, the Profit Sharing Feature, the 401(k) Feature (which includes participant deferrals and the employer match), and the ESOP, and is intended to meet the requirements of a qualified plan under
          Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Code Section 415 places limits on the maximum amount of contributions and benefits that may be paid under a qualified plan (the "415 Limits") and Code Section 401(a)(17) limits the amount of compensation that may be taken into account for a Plan Year under a qualified plan (the

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 42 McDonald's Corporation

          "Compensation Limit"). In addition, Code Section 402(g) generally limits the maximum amount of employee elective deferrals under a qualified plan ("Elective Contribution Limit"); and elective deferrals to a nonqual-ified plan are not taken into account in determining compensation and benefits under the qualified plans ("Elective Deferral Exclusion") (these limits and exclusion are collectively referred to herein as the "Other Limits" and, together with the 415 Limits and the Compensation Limit, as the "Limits").

1.3 Administration. The Plan shall be administered by a committee of three officers of the Company (the "Committee"), the members of which shall be appointed from time to time by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee"). The Committee shall have the powers set forth in the Plan and the power to interpret its provisions. Any decisions of the Committee shall be final and binding on all persons with regard to the Plan.

1.4 Initial Participants, Beneficiaries and Accounts. The Merger Document sets forth provisions for individuals who are, as of September 1, 2001, participants in or beneficiaries under McEqual, McCAP I, McCAP II and/or the DIP to become Participants in, or beneficiaries under, the Plan, and specifies the manner in which their Accounts initially shall be deemed invested and the Payment Elections and beneficiary designations that initially shall apply to their Accounts. The provisions of the Merger Document shall apply notwithstanding any other provision of this Plan.

1.5 Defined Terms. Capitalized terms used in this Plan that are not defined herein have the same meaning as the same term in the McDonald's Profit Sharing Plan. An index of terms defined in the Plan is attached as Exhibit B to the Plan.

Section 2 Deferred Income Feature: Participation and Deferral Elections
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2.1  Eligibility and Participation. Subject to the conditions and limitations of the Plan, the following individuals shall be eligible to participate in the Deferred Income Feature of the Plan ("Deferred Income Eligible Employees"):
     (a) all officers, regional managers, department directors and other employees who are in the Senior Direction Compensation Band of the Company;
     (b) international country heads who are on United States payroll of the Company and who are identified as eligible by the Committee; and (c) employees of Brands meeting the requirements set forth on Exhibit C to the Plan. Any Deferred Income Eligible Employee who makes a Deferred Income Deferral Election as described in Section 2.2 below and in accordance with the requirements of Sections 2.3 and 4 below shall become a Participant, and shall remain a Participant until the entire balance of the Participant's Account is distributed.

2.2  Deferral Elections. Subject to Sections 2.3 and 4 below:

     (a) Any Deferred Income Eligible Employee may make an election (a "Deferred Income Deferral Election") to defer receipt of all or any portion (in 1% increments) of his or her compensation under the McDonald's Target Incentive Plan, any successor annual bonus plan of McDonald's, or any annual bonus plan of a Brand, in which the Deferred Income Eligible Employee participates (collectively, the "Annual Bonus Plan") that is to be paid in a subsequent calendar year. Any Deferred Income Eligible Employee also may make a Deferred Income Deferral Election to defer a percentage (in 1% increments) of his or her base salary for the following calendar year in accordance with the following schedule:

          ----------------------------------------------------------------------------------------------
          Compensation Band
          (or Category of Deferred Income Eligible Employee)                 Maximum Deferral Percentage
          ==============================================================================================
          Highest paid five officers of McDonald's
          (ranked by the total of base pay and the target incentive
             under the Annual Bonus Plan for the current year)               90%

          Executive Management Band (includes Executive Vice Presidents)     80%

          Senior Leadership and Leadership Bands (includes all other
            officers and regional managers)                                  70%

          Senior Direction Band (includes Department Directors)              60%
          -----------------------------------------------------------------------------------------------

          provided, however, that the Committee may, in its discretion, grant individual requests for higher deferral percentages of base salary; and provided, further, that the Committee may, in its discretion, authorize Deferred Income Eligible Employees to modify their deferral percentages of base salary as may be necessary to reflect organizational, title or compensation band changes. Such modification may only be made with respect to base salary earned and paid after the effective date of the modification. The first elections

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                                                       McDonald's Corporation 43

          under this Section 2.2(a) shall be permitted with respect to payments under the Annual Bonus Plan and base salary that are payable on or after January 1, 2002.

     (b) If applicable, any Deferred Income Eligible Employee may also make a Deferred Income Deferral Election to defer all or a portion (in 1% increments) of his or her Three-Year Incentive award under the McDonald's Corporation 1992 Omnibus Stock Ownership Incentive Plan or the McDonald's Corporation 2001 Omnibus Stock Ownership Incentive Plan, in either case payable in 2002 or later.

     (c) No other forms of compensation, including, but not limited to exit bonuses, severance bonuses or bonuses paid under the Executive Retention Plan during a transition or retention period, may be deferred under the Deferred Income Feature of the Plan.

2.3 Rules for Deferred Income Deferral Elections. Deferred Income Deferral Elections shall be made in accordance with Section 4 below. An individual shall be eligible to make a Deferred Income Deferral Election only if he or she is a Deferred Income Eligible Employee on the Due Date. Notwithstanding the foregoing, an individual who becomes a Deferred Income Eligible Employee after the Due Date, by reason of being hired or promoted into an eligible position under Section 2.1 above after the Due Date, will be eligible to make a Deferred Income Deferral Election, to defer base salary only, within 60 days after the date he or she becomes a Deferred Income Eligible Employee. Such a Deferred Income Deferral Election shall become effective, and the individual making it shall become a Participant, as soon as administratively feasible after the Deferred Income Deferral Election is made.

Section 3 McCAP Feature of Plan: Participation and Deferral Elections
================================================================================

3.1  Eligibility for Benefits.
(a) 415 Limits. If an employee of the Company or of any Adopting Subsidiary who is a participant in the Profit Sharing Plan has the amount of employer contributions (including Participant Elected Contributions) and forfeitures that would have been allocated to his accounts under the Profit Sharing Plan for 2002 or a later calendar year reduced pursuant to the 415 Limits, the amount of each such reduction shall be credited to the employee's Account as provided in Section 5.1.

(b) Compensation Limit. If an employee of the Company or of any Adopting Subsidiary who is a participant in the Profit Sharing Plan has the amount of employer contributions (including Participant Elected Contributions) and forfeitures that would have been allocated to his accounts under the Profit Sharing Plan for 2002 or a later calendar year limited as a result of the Compensation Limit, the amount of each such reduction shall be credited to the employee's Account as provided in Section 5.1 below.

(c)  Other Limits.

     (i) Each employee of the Company or of any Adopting Subsidiary who is a participant in the Profit Sharing Plan as of the first day of 2002 or of a later calendar year (the "Specified Year") whose Specified Compensation exceeds the dollar amount in effect under Code Section 414(q)(1)(B)(i) and the Treasury Regulations thereunder during August of the year immediately preceding the Specified Year (the "Prior Year") shall be entitled to the credits provided for in Section 3.1(c)(ii) below, so long as he or she remains an employee of the Company or such Adopting Subsidiary as of the first day of the Specified Year. For these purposes, the term "Specified Compensation" for a Participant for a Specified Year shall mean the sum of (A) the amount of the Participant's annual base salary at the rate in effect for one of the payroll periods during August of the Prior Year, as specified by the Committee, and (B) the amount of the bonus, if any, payable to the Participant under the Annual Bonus Plan during the Prior Year (in each case, without regard to any elective deferrals thereof under the Plan, the Profit Sharing Plan or otherwise).

     (ii) There shall be credited to the Account of each Participant who is eligible for credits under Section 3.1(c)(i) above for a Specified Year an amount equal to (A) the amount, if any, the Participant would have received under the Profit Sharing Plan for that year (including, if the Participant so elects pursuant to Section 3.1(d) below, the amount of any elections of Participant Elected Contributions made by the Participant and any associated Matching Contributions) in the absence of the Other Limits, reduced by (B) the sum of the amounts allocated to the Participant's accounts under the Profit Sharing Plan and to the Participant's Account under Sections 3.1(a) and 3.1(b) above. Notwithstanding the foregoing, a Participant who does not have an election in effect under Section 3.1(d) below of the Plan for a calendar year shall not be credited with any Participant Elected Contributions or Employer Matching Contributions hereunder for that calendar year.

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 44 McDonald's Corporation

     (d) Deferral Elections. The following provisions apply to each Participant who is eligible for credits under Section 3.1(c)(i) above for a Specified Year:

          (i) Each such Participant may elect, by filing a written election (a "McCAP Deferral Election" and, together with the Deferred Income Deferral Elections, the "Deferral Elections") with the Committee before the beginning of the Specified Year, in accordance with
               Section 4 below, to have the Participant Elected Contributions and Employer Matching Contributions described in Section 3.1(c)(ii) above, if any, credited to his Account.

          (ii) If such a Participant has a McCAP Deferral Election in effect for a calendar year, the McCAP Deferral Election and the Participant's elected deferrals under the 401(k) Feature of the Profit Sharing Plan may not be changed during the year. If such a Participant does not have a McCAP Deferral Election in effect for the calendar year, any amounts of Participant Elected Contributions in excess of the Elective Contribution Limit that are elected by the Participant under the 401(k) Feature of the Profit Sharing Plan either shall not be contributed or shall be returned to him or her as provided thereunder and no benefit shall be credited to him or her hereunder with respect to his or her Participant Elected Contributions and Employer Matching Contributions under the Profit Sharing Plan.

           3.2 Equalization. Base salary and compensation payable under the Annual Bonus Plan that are deferred under the Deferred Income Feature of the Plan shall be considered compensation for the McCAP Feature of the Plan, including, without limitation, for purposes of elections to contribute a percentage of compensation as Section 401(k) contributions. Three-Year Incentive awards that are deferred under the Deferred Income Feature of the Plan shall not be considered compensation for the McCAP Feature of the Plan.

Section 4 Rules for Deferral Elections
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4.1  Timing for Deferral Elections. All Deferral Elections must be returned to the Committee no later than the date specified by the Committee (the "Due Date"). In no event will the Due Date be later than the end of the year that precedes the year that the amount deferred would otherwise be made available to the Participant making the Deferral Election.

4.2 Tax Withholding and Other Special Rules. Notwithstanding any other provision of the Plan, if the Committee determines that it is necessary or appropriate for administrative, legal or other appropriate reasons, the Committee may decide not to apply any Deferral Election in whole or in part. Without limiting the generality of the foregoing, the Committee may decide not to apply a Deferral Election to the extent necessary or appropriate in order to comply with applicable laws regarding tax withholding, after application of Section 6.4 below.

Section 5 Accounts
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5.1  Accounts.

(a)  A bookkeeping account shall be established in each Participant's name
     (an "Account"). The Account of each individual who is a Participant in both the Deferred Income Feature and the McCAP Feature of the Plan shall be divided into two subaccounts, one representing the amounts credited to the Participant's Account pursuant to Section 2 above of the Plan, and the other representing the amounts credited to the Participant's Account pursuant to Section 3 above, in each case, as adjusted pursuant to Section
     5.2 below and as a result of distributions from the Account.

(b) The Participants' Accounts may be further subdivided as the Committee may from time to time determine to be necessary or appropriate, including without limitation to reflect different sources of credits to the Accounts and different deemed investments thereof.

(c) Amounts deferred pursuant to a Deferral Election shall be credited to the applicable Account as of the date the Participant would otherwise have received the deferred amounts in the absence of a Deferral Election. Any Equalization Amounts shall be credited to the applicable Account as soon as administratively feasible after the date when the amount of the corresponding employer contributions to the Profit Sharing Plan is determined. Any amount credited under the McCAP Feature of the Plan shall be credited to the applicable Account as of the date the amount would have been allocated under the Profit Sharing Plan if the Limits had not applied. Adjustments of a Participant's various subaccounts to reflect investment experience and distributions shall in all cases be done on a pro-rata basis, and such subaccounts shall be treated in the same manner for all other purposes of the Plan, except as specifically provided in Section 9.2 below.

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                                                       McDonald's Corporation 45

5.2 Investment Elections and Earnings Credits.

     (a) Each Participant in the Plan shall be permitted from time to time to make an investment election regarding the manner in which his or her Account shall be deemed invested. Subject to the following, the Committee shall establish and communicate to Participants the investment choices that will be available to Participants and the procedures for making and changing investment elections, as it may from time to time determine to be appropriate. Unless otherwise determined by the Committee, a Participant's investment election may be split among the available choices in increments of 1%, totaling 100%. The procedures as in effect as of January 1, 2002 are attached as Exhibit D to the Plan.

     (b) As of January 1, 2002, the available investment choices under the Plan are:

               (i) a rate of return based upon the McDonald's Common Stock Equivalent under the Profit Sharing Plan, after adjustment for expenses under the Plan (the "Supplemental McDonald's Common Stock Return");

               (ii) a rate of return based upon the Stable Value Equivalent under the Profit Sharing Plan, after adjustment for expenses under the Plan (the "Supplemental Stable Value Return"); and

               (iii) a rate of return based upon the S&P 500 Index Equivalent under the Profit Sharing Plan, after adjustment for expenses under the Plan (the "Supplemental S&P 500 Index Return").

     (c) For any period during which a Participant has failed to make an investment election, the Participant's Account shall be credited with the Supplemental Stable Value Return. A Participant's investment election will continue in effect until the Participant files a new investment election.

5.3 Vesting. A Participant shall be fully vested at all times in the balance of his or her Account, except as specifically provided in Section 6.3 below.

Section 6 Payment of Benefits
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6.1  Time and Method of Payment. Payments of a Participant's Account shall be made to a Participant, or the Participant's beneficiary if the Participant is deceased, in accordance with the rules set forth below:

     (a) Time of Payment. Each payment under the Plan shall be made in a particular calendar month as provided below. The payments under the Plan that are to be made in a particular calendar month shall in all cases be made as soon as administratively feasible after the first business day of such calendar month.

     (b) Default Rule and Participant Elections. Unless the Participant has elected otherwise as provided for below, payment of the Participant's Account shall be made in a single lump sum in April of the year following the year in which the Participant terminates employment. Participants shall be permitted to elect different times to receive payments ("Payment Elections") and forms of payment other than a lump sum ("Installment Elections"), subject to the rules set forth below. Any filing, change or revocation of a Payment Election that occurs after the applicable deadline set forth below shall be void and of no effect. In each case, the most recent such filing, change or revocation by a Participant on or before the applicable deadline shall govern the Participant's entire Account except as expressly provided below.

     (c) Termination Distributions. Distributions from a Participant's Account after termination of employment (other than distributions made pursuant to Section 6.1(f) below) are referred to as "Termination Distributions." A Participant may elect to have his or her Termination Distributions paid, or begin to be paid in installments, later than April of the year following the year in which the Participant terminates employment. Such a Payment Election shall be made no later than December 31 of the year in which the Participant terminates employment.

     (d) Installment Payments of Termination Distributions. A Participant may make an Installment Election selecting one of the following installment payment methods to apply to his or her Termination
          Distributions:

          (i) Monthly, quarterly or annual installments over a period ending not later than the first April that begins after the 25th anniversary of the date of the Participant's termination of employment, as specified in the Installment Election. Such installment payments shall be made in substantially equal installments over the installment period specified. Each such installment payment shall be computed by dividing the then-balance of the Account by the number of payments remaining in the installment period.

          (ii) Monthly, quarterly or annual installments of a dollar amount specified in the Installment Payment Election; provided, however, that in any event, the last such installment must be paid not later than the first April that begins after the 25th anniversary of the date of the Participant's termination of employment.

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 46 McDonald's Corporation

          (iii) An initial partial lump sum payment with subsequent monthly, quarterly or annual installment payments, which shall be either
                (A) made over a period of years (as described in Section 6.1(d)(i) above) or (B) of a specified dollar amount (as described in Section 6.1(d)(ii) above), as specified in the Installment Payment Election.

          An Installment Election shall be made on or before the December 31 of the calendar year preceding the date when the Participant's Termination Distributions are scheduled to begin, and, once made with respect to a Participant's Account, may not be revoked or changed by the Participant or the Participant's beneficiary, except to the extent permitted under Section 6.3 below.

     (e) In-Service Withdrawals. A Participant may elect (an "In-Service Withdrawal Election") to have all or a specified portion of his or her Account paid in a specified month before termination of employment (such payments being called "In-Service Withdrawals"), subject to the following rules:

          (i) such an election must be made before the Participant's termination of employment, and once made, shall be irrevocable;

          (ii) the month so elected for an In-Service Withdrawal must (A) occur during a calendar year beginning subsequent to the date of the election and (B) begin at least six months after the date of the election; and

          (iii) the amount distributed in an In-Service Withdrawal may not include any amounts credited to the Participant's Account under
                Section 2 or Section 3 on or after January 1 of the year preceding the year in which the In-Service Withdrawal occurs, nor any earnings on such amounts.

     (f) Termination Before In-Service Withdrawal. If the Participant's employment terminates at a time when one or more In-Service Withdrawal Elections are in effect, the In-Service Withdrawals shall continue to be paid in accordance with such elections, except that all In-Service Withdrawals that remain unpaid at the earlier of (i) the beginning of April of the year following the year in which the Participant terminates employment, and (ii) the date when the Participant's Termination Distributions are paid or begin to be paid, shall be treated as Termination Distributions and paid in accordance with Sections 6.1(a) through (d).

     (g) Small Balance Rule. Notwithstanding any other provision of the Plan, and notwithstanding any election that the Participant may have made, if the balance in a Participant's Account as of the end of the month during which the Participant's employment terminates is less than $50,000, then such Participant's Account shall be paid in a single lump sum as soon as administratively feasible after the end of such month.

     (h) Change in Control. The Committee may (but shall not be required to) establish procedures under which Participants may be permitted to elect to have all or a specified portion of their Accounts paid in a single lump sum upon a Change in Control, as that term is defined in the McDonald's Corporation 2001 Omnibus Stock Ownership Incentive Plan, notwithstanding any other provision of the Plan, and notwithstanding any other election that the Participant may have made.

6.2 Form of Payment. All payments shall be made in cash. However, a Participant who has elected a McDonald's Common Stock Equivalent return and who uses amounts that have been deemed so invested and then distributed in cash to purchase shares of McDonald's common stock on the open market in one or more transactions within seven months after the date such amounts were distributed, shall be entitled to receive reimbursement from the Company for all reasonable brokerage fees and other transaction costs incurred by him or her in connection with such purchases, upon presentation to the Committee not later than 60 days after the date of each transaction of satisfactory evidence thereof.

6.3 Hardship Withdrawals and Acceleration of Installment Payments. The Company recognizes that there will be circumstances in which a Participant will need to withdraw amounts from his or her Account more quickly than is permitted for In-Service Withdrawals under Section 6.1(e) above. Therefore, a Participant shall have the right to withdraw in cash any portion of the balance of his or her Account at any time before his or her termination of employment, subject to the Committee's consent and a 10% forfeiture penalty on the amount requested. A Participant who is receiving Termination Distributions in installments may also accelerate payment of any unpaid amount, subject to the Committee's consent and 10% forfeiture penalty on the amount accelerated. Any withdrawals or accelerated payments pursuant to this Section 6.3 (reduced by the 10% forfeiture penalty) shall be paid as soon as administratively feasible after the election to withdraw or accelerate payments is approved by the Committee.

6.4 Withholding of Taxes. The Company shall withhold any applicable Federal, state or local income tax from payments due under the Plan in accordance with such procedures as the Company may establish. Generally, any Social Security taxes, including the Medicare portion of such taxes, shall be withheld from other compensation to the Participant in question, or paid by the Participant in question to the Company, at the time amounts are credited to the Participant's Account. The Company shall also withhold any other employment taxes as necessary to comply with applicable laws.


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                                                       McDonald's Corporation 47

6.5 Beneficiary.

(a) A Participant shall have the right to name a beneficiary or beneficiaries who shall receive the balance of a Participant's Account in the event of the Participant's death prior to the payment of his or her entire Account (a "Beneficiary Designation"). A beneficiary may be an individual, a trust or an entity that is tax-exempt under Code Section 501(c)(3). If no beneficiary is named by a Participant or if the Participant survives all of the named beneficiaries, the Participant's Account shall be paid to the Participant's estate. A Participant may change or revoke an existing Beneficiary Designation by filing another Beneficiary Designation with the Committee. The latest Beneficiary Designation received by the Committee shall be controlling.

(b) A beneficiary designated by a Participant or another beneficiary who has not yet received payment of the entire benefit payable to him or her under the Plan shall have the right to name a beneficiary or beneficiaries to receive the balance of such benefit in the event of the beneficiary's death prior to the payment of the entire amount of such benefit, in accordance with Section 6.5(a) above, as if the beneficiary were a Participant (regardless of whether the Participant or such other beneficiary is still alive).

(c) In addition, after the death of a Participant or a beneficiary thereof, any beneficiary designated by the Participant or such deceased beneficiary, as applicable, who has not yet received payment of the entire benefit payable to him or her under the Plan shall be treated for all purposes of Sections 5 through 10 of the Plan in the same manner as the Participant with respect to the Account or portion thereof of which such person is the beneficiary, including, without limitation, for purposes of making investment elections, Payment Elections and Installment Elections.

Section 7 Miscellaneous
-------------------------------------------------------------------------------

7.1 Funding. Benefits payable under the Plan to any Participant shall be paid directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for payment of benefits under the Plan. While the Company may, in the discretion of the Committee, make investments (a) in shares of McDonald's Common Stock through open market purchases or (b) in other investments in amounts equal or unequal to amounts payable hereunder, the Company shall not be under any obligation to make such investments and any such investment shall remain an asset of the Company subject to the claims of its general creditors. Notwithstanding the foregoing, the Company may maintain one or more trusts (each, a "Trust") to hold assets to be used for payment of benefits under the Plan. Any payments by a Trust of benefits provided to a Participant under the Plan shall be considered payment by the Company and shall discharge the Company of any further liability under the Plan for such payments.

7.2 Account Statements. The Company shall provide Participants with statements of the balances of their Accounts under the Plan at least annually.

7.3 Employment Rights. Establishment of the Plan shall not be construed to give any employee or Participant the right to be retained in the Company's service or that of its subsidiaries and affiliates, or to any benefits not specifically provided by the Plan.

7.4 Interests Not Transferable. Except as to withholding of any tax under the laws of the United States or any state or locality and the provisions of
     Section 6.5 above, no benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal process, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefits, whether currently or thereafter payable, shall be void. No person shall, in any manner, be liable for or subject to the debts or liabilities of any person entitled to such benefits. If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge or otherwise encumber benefits under the Plan, or if by any reason of the Participant's bankruptcy or other event happening at any time, such benefits would devolve upon any other person or would not be enjoyed by the person entitled thereto under the Plan, then the Company, in its discretion, may terminate the interest in any such benefits of the person entitled thereto under the Plan and hold or apply them to or for the benefit of such person entitled thereto under the Plan or such individual's spouse, children or other dependents, or any of them, in such manner as the Company may deem proper.

7.5 Forfeitures and Unclaimed Amounts. Unclaimed amounts shall consist of the amount of the Account of a Participant that cannot be distributed because of the Committee's inability, after a reasonable search, to locate a Participant or the Participant's beneficiary, as applicable, within a period of two years after the Payment Date upon which the payment of benefits become due. Unclaimed amounts shall be forfeited at the end of such two-

48 McDonald's Corporation

     year period. Penalties charged for withdrawals under Section 6.3 shall also be forfeited in the year in which the penalty is charged. These forfeitures will reduce the obligations of the Company under the Plan. After an unclaimed amount has been forfeited, the Participant or beneficiary, as applicable, shall have no further right to the Participant's Account.

7.6 Controlling Law. The law of Illinois, except its law with respect to choice of law, shall be controlling in all matters relating to the Plan to the extent not preempted by the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

7.7 Action by the Company. Except as otherwise specifically provided in the Plan, any action required of or permitted by the Company under the Plan shall be by resolution of the Board of Directors of the Company or by action of any member of the Committee or person(s) authorized by resolution of the Board of Directors of the Company.

7.8 Section 16. Notwithstanding any other provision of the Plan, the Compensation Committee may impose such restrictions, rules and regulations on the terms and conditions of participation in the Plan by any Participant who has been deemed by the Board of Directors of the Company to be subject to Section 16 of the Securities Exchange Act of 1934, as amended, as the Compensation Committee may determine to be necessary or appropriate. Any transaction that would result in liability or potential liability under said Section 16 shall be void ab initio.

Section 8 Subsidiary Participation
-------------------------------------------------------------------------------

8.1 Adoption of Plan. Any entity in which the Company directly or through intervening subsidiaries owns 25% or more of the total combined voting power or value of all classes of stock, or, in the case of an unincorporated entity, a 25% or more interest in the capital and profits (a "Subsidiary") may, with the approval of the Compensation Committee and under such terms and conditions as the Compensation Committee may prescribe, adopt the corresponding portions of the Plan by resolution of its board of directors and thereby become an "Adopting Subsidiary," except that the Brands shall automatically be considered Adopting Subsidiaries. The Compensation Committee may amend the Plan as necessary or desirable to reflect the adoption of the Plan by an Adopting Subsidiary, provided, however, that an Adopting Subsidiary shall not have the authority to amend or terminate the Plan under Section 9 below.

8.2 Withdrawal from the Plan by Subsidiary. Any Adopting Subsidiary shall have the right, at any time, upon the approval of and under such conditions as may be provided by the Compensation Committee, to withdraw from the Plan by delivering to the Compensation Committee written notice of its election so to withdraw, upon which it shall be considered a "Withdrawing Subsidiary." Upon receipt of such notice, the Compensation Committee may (but need not) determine that notwithstanding any other provision of this Plan and without regard to any Payment Elections made by the affected Participants, the Company shall pay out the portion of the Accounts of Participants and beneficiaries attributable to credits made while the Participants were employees of such Withdrawing Subsidiary, plus any net earnings, gains and losses on such credits.

8.3 Special Rule for Sales or Other Dispositions of Subsidiaries. Notwithstanding any other provision of the Plan, if an Adopting Subsidiary ceases to be a Subsidiary (thereby becoming a "Disaffiliated Subsidiary") as a result of (a) a sale, spinoff, public offering or other transaction involving the Disaffiliated Subsidiary, or if one or more businesses conducted by an Adopting Subsidiary are sold to another entity (a "Buyer"), any Participant who as a result of such transaction ceases to be employed by the Company or one of its remaining Subsidiaries shall be considered to have experienced a termination of employment for purposes of the Plan, unless the next sentence applies. If in connection with such a transaction, a Participant remains an employee of the Disaffiliated Subsidiary or becomes an employee of the Buyer or one of its subsidiaries or affiliates, as applicable, and the Disaffiliated Subsidiary or the Buyer, as applicable, assumes all liabilities to the Participant under this Plan, then the Participant shall not be considered to have experienced a termination of employment for purposes of the Plan, but the Company and its remaining Subsidiaries and affiliates shall have no further obligations to the Participant or any of his or her beneficiaries under the Plan.

                                                       McDonald's Corporation 49

Section 9 Amendment and Termination; ERISA Issues
-------------------------------------------------------------------------------

9.1 Amendment and Termination. The Company intends the Plan to be permanent, but reserves the right at any time by action of its Board of Directors of the Company or the Compensation Committee to modify, amend or terminate the Plan; provided, however, that any amendment or termination of the Plan shall not reduce or eliminate any Account accrued through the date of such amendment or termination; and provided, further, that no such amendment made after a Change in Control or in contemplation of a Change in Control may eliminate any of the Participants' choices as to the timing and method of payments of Accounts under Section 6 with respect to amounts credited to Accounts before the date of the Change in Control. The Compensation Committee shall provide notice of amendments adopted by the Compensation Committee to the Board of Directors of the Company on a timely basis.

9.2 ERISA Issues. It is the intention of the Company that the Plan be viewed, for purposes of ERISA, as comprising three distinct plans (each, a "Subplan"), each of which is unfunded within the meaning of ERISA and therefore exempt from the reporting, disclosure and fiduciary rules of
     ERISA: (a) an "excess benefit plan" as defined in Section 3(36) of ERISA, covering Participants whose Accounts contain only amounts credited pursuant to Section 3.1(a) of the Plan; (b) a plan described in Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA (a "Top Hat Plan") covering Participants not described in the preceding clause (a) but whose Accounts contain only amounts credited under the McCAP Feature of the Plan; and (c) a Top Hat Plan covering Participants whose Accounts contain amounts credited under the Deferred Income Feature of the Plan. Without limiting the generality of the foregoing provisions of this Section 9, the Company reserves the right to terminate any Subplan, and to pay out the Accounts of Participants under the Subplan in connection with such termination, without regard to any Payment Elections made by such Participants, if it is determined by any competent authority, or by the Company with the advice of counsel, that such Subplan does not qualify as an excess benefit plan or Top Hat Plan.

Section 10 Committee Actions and Electronic Elections
-------------------------------------------------------------------------------

10.1 Actions of Committees. Any actions by the Committee or the Compensation Committee shall be taken upon the approval of a majority of the members thereof at any in-person or telephonic meeting or in writing.

10.2 Electronic Elections. Anything in the Plan to the contrary notwithstanding, the Committee may in its discretion may make disclosure or give information to Participants and beneficiaries and permit Participants or their beneficiaries to make electronic elections in lieu of written disclosure, information or elections provided in the Plan. In making such a determination, the Committee shall consider the availability of electronic disclosure of information and elections to Participants and beneficiaries, the protection of the rights of Participants and their beneficiaries, the appropriateness of the standards for authentication of identity and other security considerations involved in the electronic election system and any guidance issued by any relevant governmental authorities.

Executed in multiple originals this 1st day of October, 2001.

                                     McDONALD'S CORPORATION


                                     By:  /s/ Stanley R. Stein
                                        ---------------------------------------
                                     Name:  Stanley R. Stein
                                     Title: Executive Vice President

50 McDonald's Corporation


EXHIBIT A Index of Defined Terms
-------------------------------------------------------------------------------
Defined Term                                                Section
Account                                                     5.1(a)
Adopting Subsidiary                                         8.1
Annual Bonus Plan                                           2.2(a)
Beneficiary Designation                                     6.5(a)
Brands                                                      Exhibit C
Buyer                                                       8.3
Change in Control                                           6.1(h)
Code                                                        1.2(b)
Company                                                     1.1(a)
Committee                                                   1.3
Compensation Committee                                      1.3
Compensation Limit                                          1.2(b)
Deferral Elections                                          3.1(d)(i)
Deferred Income Deferred Election                           2.2(a)
Deferred Income Eligible Employees                          2.1
Deferred Income Feature                                     1.2(a)
DIP                                                         1.1(a)
Disaffiliated Subsidiary                                    8.3
Due Date                                                    4.1
Elective Contribution Limit                                 1.2(a)
ERISA                                                       7.6
415 Limits                                                  1.2(b)
In-Service Withdrawal Election                              6.1(e)
In-Service Withdrawals                                      6.1(e)
Installment Elections                                       6.1(b)
Limits                                                      1.2(b)
Merger Document                                             1.1(a)
McDonald's                                                  1.1(a)
McCap I                                                     1.1(a)
McCap II                                                    1.1(a)
McCap Deferral Election                                     3.1(d)(i)
McCap Feature                                               1.2(a)
McEqual                                                     1.1(a)
Other Limits                                                1.2(b)
Participants                                                1.2(a)
Payment Elections                                           6.1(b)
Plan                                                        1.1(a)
Prior Year                                                  3.1(c)(i)
Profit Sharing Plan                                         1.2(a)
Specified Compensation                                      3.1(c)(i)
Specified Year                                              3.1(c)(i)
Subplan                                                     9.2
Subsidiary                                                  8.1
Supplemental McDonald's Common Stock Return                 5.2(b)(i)
Supplemental S&P 500 Index Return                           5.2(b)(iii)
Supplemental Stable Value Return                            5.2(b)(ii)
Termination Distributions                                   6.1(c)
Top Hat Plan                                                9.2(b)
Trust                                                       7.1
Withdrawing Subsidiary                                      8.2

                                                       McDonald's Corporation 51

EXHIBIT B Merger Document
-------------------------------------------------------------------------------

(a) WHEREAS, McDonald's Corporation (the "Company") has established and maintained the following four non-qualified deferred compensation plans (collectively, the "Plans"): the McDonald's Profit Sharing Program Equalization Plan as amended and restated effective January 1, 1996 ("McEqual"); the McDonald's 1989 Executive Equalization Plan as amended and restated effective January 1, 1996 ("McCAP I"); the McDonald's Supplemental Employee Benefit Equalization Plan as amended and restated effective January 1, 1996 ("McCAP II"); and the McDonald's Corporation Deferred Income Plan (the "DIP"); and

(b) WHEREAS, the Board of Directors of the Company has approved the merger of McEqual, McCAP I and McCAP II into the DIP, and the amendment and restatement of the DIP under the new name of the McDonald's Corporation Supplemental Profit Sharing and Savings Plan (the "Combined Plan"), all as more fully set forth below;

(c) NOW, THEREFORE, the following actions are hereby approved, effective as of September 1, 2001:

 1. The Combined Plan is hereby adopted substantially in the form presented to the Board. Capitalized terms used and not defined herein shall have the meanings given them in the Plans or in the Combined Plan, as applicable.

 2. Each Participant in any of the Plans whose combined account balances under the Plans equals $5,000 or less as of September 1, 2001 and either (i) has terminated employment before September 1, 2001 or (ii) has 2001 Compensation (as defined below) of not more than $85,000, and each beneficiary of such a Participant, shall be paid the entire balance in all of his or her accounts under the Plans in a single lump sum payment not later than December 31, 2001, and shall have no further rights under the Plans. For these purposes the term "2001 Compensation" shall mean the sum of (A) the amount of the Participant's annual base salary at the rate in effect for one of the payroll periods during August of the Prior Year, as specified by the Committee, and (B) the amount of the bonus, if any, payable to the Participant under the McDonald's Target Incentive Plan during 2001 (in each case without regard to any elective deferrals thereof under the Plans, the Profit Sharing Plan or otherwise).

 3. Each Participant in and each beneficiary under McEqual, McCAP I or McCAP II whose account balances under those Plans are not paid out pursuant to
     Section 2 above shall automatically become a Participant in or a beneficiary under the McCAP Feature of the Combined Plan, as applicable, and his or her McEqual Account, McCAP I Account and/or McCAP II Account, as applicable, shall be included in his or her Account under the Combined Plan.

 4. Each Participant in and each beneficiary under the DIP whose Deferral Account under the DIP is not paid out pursuant to Section 2 above shall automatically become a Participant in or a beneficiary under the Deferred Income Feature of the Combined Plan, as applicable, and his or her Deferral Account shall be included in his or her Account under the Combined Plan.

 5. Each Participant in any of the Plans whose employment has terminated on or before December 31, 2001, but whose account balances under the Plans are not paid out pursuant to Section 2 above, and each beneficiary of such a Participant, shall be paid the entire balance in his or her Accounts under the Combined Plan in a single lump sum payment in March of 2002, unless he or she has previously elected a later payment date under Section 6.1(c) of the Combined Plan or made an Installment Election under Section 6.1(d) of the Combined Plan, in accordance with the rules set forth in the Combined Plan; provided, that the due date for either such election shall be December 15, 2001.

 6. Effective as of January 1, 2002, except as specifically provided in Section 5 above, the provisions of Section 6 of the Combined Plan relating to the time and method of payments of Accounts shall apply to the initial balances of Participants' Accounts under the Combined Plan that are carried over from accounts under the Plans (the "Prior Accounts") as provided in Sections 4 and 5 above (such initial balances, the "Initial Combined Accounts"), superseding all prior elections made under the Plans (including without limitation Delinking Elections under the Prior Plans) and all rules regarding the time and method of payments under the Plans as previously in effect.

52 McDonald's Corporation

7. The Initial Combined Accounts shall be deemed invested, as of January 1, 2002, based upon how the corresponding account or accounts in the Plans were invested immediately as of December 31, 2001, as follows: (a) the portion of the Initial Combined Accounts that were invested in the Stable Value or Money Market Equivalents shall be deemed invested in the Supplemental Stable Value Return under the Combined Plan; (b) the portion of the Initial Combined Accounts that were invested in the International Stock, Diversified Stock, S&P 500 or Blended Stock and Bond Equivalents shall be deemed invested in the Supplemental S&P 500 Return under the Combined Plan; and (c) the portion of the Initial Combined Accounts that were invested in the McDonald's Common Stock Equivalent shall be deemed invested in the Supplemental McDonald's Common Stock Return under the Combined Plan.

8. Any beneficiary designation that is in effect with respect to a Prior Account as of December 31, 2001 (a "Prior Designation") shall apply as of January 1, 2002 to the corresponding portion of the corresponding Initial Combined Account in which such Prior Account is included, subject to any subsequent beneficiary designations that may be made after January 1, 2002 by the applicable Participant or beneficiary under the terms of the Combined Plan; provided, that the Committee may determine that in any event, all Prior Designations shall cease to be effective as to Accounts under the Combined Plan, upon reasonable advance notice to the individuals who made such Prior Designations.

9. As soon as practicable after the date hereof, The McDonald's Profit Sharing Program Equalization Trust, The McDonald's 1989 Executive Equalization Trust, and The McDonald's Supplemental Employee Benefit Equalization Trust shall be merged into a single trust, subject to the agreement of the trustee of each such trust and the execution of a new trust agreement. Such new trust agreement shall require full funding of the trust in connection with a Change in Control as defined in the Combined Plan.

10. All actions and determinations that are necessary or appropriate to implement the foregoing shall be taken by the Committee, as defined in the Combined Plan, or its delegee.

Executed in multiple originals this 1st day of October, 2001.

                                           McDONALD'S CORPORATION

                                           /s/ Stanley R. Stein
                                           ------------------------------------
                                           By:    Stanley R. Stein
                                           Title: Executive Vice President

                                                       McDonald's Corporation 53

EXHIBIT C Brand Employees Who Are Deferred Income Eligible Employees
-------------------------------------------------------------------------------

The "Brands" means Chipotle, Boston Market, Donatos and their respective subsidiaries.

The Deferred Income Eligible Employees of the Brands and McDonald's Corporation are as follows:

----------------------------------------------------------------------------------------------------------------
Maximum Salary Deferral %  McDonald's                Boston Market     Donatos               Chipotle
================================================================================================================
60%                        Senior Direction Band     Officers          Vice President        Band C - Executives

70%                        Leadership & Sr.          Leadership Team   Sr. Vice President,   Band B - Officers/
                           Leadership Bands                            CFO, CEO, COO         Vice Presidents

80%                        Executive Management      N/A               N/A                   Band A - CEO
                           Band


90%                        5 Highest Paid Officers   N/A               N/A                   N/A
                           of McDonald's
----------------------------------------------------------------------------------------------------------------


EXHIBIT D Procedures for Investment Elections
-------------------------------------------------------------------------------

[Attached]